Exhibit 99.1

FOR IMMEDIATE RELEASE

GROUP 1 AUTOMOTIVE TO PRESENT AT ICR XCHANGE CONFERENCE IN JANUARY

HOUSTON, Dec. 21, 2011 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced that senior management will be presenting at the Fourteenth Annual ICR XChange Conference on Wednesday, Jan. 11, in Miami Beach, Fla.

Group 1 is scheduled to present at the Fontainebleau Miami Beach hotel at 9:40 a.m. ET. A webcast of the presentation will be available on the Investor Relations section of Group 1’s website at http://www.group1corp.com/news/events.aspx or www.group1auto.com.

In addition to the presentation and breakout sessions, management is scheduling individual meetings during the conference. If interested, please contact Kim Paper Canning at kpaper@group1auto.com or at 713-647-5741.

About Group 1 Automotive, Inc.
Group 1 owns and operates 108 automotive dealerships, 140 franchises, and 27 collision centers in the United States and the United Kingdom that offer 31 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related vehicle financing, service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Kim Paper Canning
Manager, Investor Relations
Group 1 Automotive Inc.
713-647-5741 | kpaper@group1auto.com

Media contacts:
Pete DeLongchamps
V.P. Manufacturer Relations and Public Affairs
Group 1 Automotive Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com